Exhibit No. 10.56

AMENDMENT NO. 1 TO FORBEARANCE

AND COLLATERAL ACCOUNT AGREEMENT

         THIS AMENDMENT ("Amendment") is made as of December __, 2001, by and among:

PARTIES

         (i)         ALS HOLDINGS, INC., a Delaware corporation, and ALS WISCONSIN HOLDINGS, INC., a Delaware corporation (collectively, the "Borrowers");

         (ii)         ALTERRA HEALTHCARE CORPORATION, a Delaware corporation formerly known as Alternative Living Services, Inc. (the "Guarantor");

         (iii)         WASHINGTON MUTUAL BANK, FA, a federal association, FIRSTAR BANK MILWAUKEE, N.A., and AMSOUTH BANK, the Lenders under, and as defined in, the Financing Agreement described below (in such capacity, the "Lenders"); and

         (iv)         WASHINGTON MUTUAL BANK, FA, a federal association, successor by merger to Bank United, in its capacity as agent (in such capacity, the "Agent") for the Lenders under the Financing Agreement.

RECITALS

         The Borrowers are the owners of twenty senior living facilities (collectively, the "Facilities") located in nine states.

         The Borrowers, the Agent and the Lenders are the parties to an Amended and Restated Financing and Security Agreement dated February 12, 1999 (as amended to the date hereof, the "Financing Agreement"). Capitalized terms used in this Amendment and not otherwise defined have the meanings given to them in the Financing Agreement.

         The Agent and the Lenders are the parties to an Agency Agreement dated as of February 12, 1999 (as amended to the date hereof, the "Agency Agreement").

         The Credit Facility provided for in the Financing Agreement is evidenced by three Promissory Notes (as amended to the date hereof, the "Notes"), one in favor of each of the Lenders.

         Borrowers' obligations under the Financing Agreement, the Notes and the documents and instruments related thereto are secured by certain mortgages and other security documents (collectively, the "Security Documents") executed by Borrowers and Guarantor. Under the terms of the Security Documents, Borrowers and Guarantor granted to Agent for the benefit of the Lenders liens on, and security interests in, certain collateral, including, without limitation, all right, title and interest of the Borrowers and the Guarantor in and to all of the Facilities, all rents, issues and profits thereof, and all personal property relating thereto. All property and assets of Borrowers and Guarantor in which Agent or the Lenders are granted a lien or security interest under the terms of the Security Documents are referred to collectively in this Amendment as the "Collateral".

         The Guarantor has guaranteed the Credit Facility provided for in the Financing Agreement pursuant to the terms of the Guaranty of Payment Agreement (as amended to the date hereof, the "Guaranty") dated September 28, 1998 executed by the Guarantor in favor of the Agent and the Lenders.

         The Financing Agreement, the Notes, the Guaranty, the Agency Agreement, the Security Documents, and all other documents, instruments and agreements evidencing, securing or otherwise relating to the Credit Facility are collectively referred to as the "Financing Documents."

         An Event of Default exists under the Financing Documents for, without limitation, failure of the Borrowers and the Guarantor to pay the amounts due thereunder upon the maturity of the Notes on September 24, 2001. As a result of such Events of Default, the Agent commenced an action entitled Washington Mutual Bank, FA v. ALS Holdings, Inc. et al. in the Circuit Court of Milwaukee County, Wisconsin under case no. 01-CV-009356 (the "Receivership Action").

         Borrowers, Guarantor, Lenders and Agent are parties to that certain Forbearance and Collateral Account Agreement dated as of November 1, 2001 (the "Forbearance Agreement") pursuant to which the Borrowers obtained from the Agent and the Lenders a limited agreement to forbear in the exercise of the rights and remedies provided to the Agent and the Lenders under the Financing Documents in order to enable the Borrowers and the Guarantor to make arrangements to satisfy their obligations under the Financing Documents. The Forbearance Period (as defined in the Forbearance Agreement) expires on the earlier of (a) January 1, 2002 or (b) the date any Forbearance Default (as defined in the Forbearance Agreement) occurs.

Borrowers desire to obtain from the Agent and the Lenders an extension of the Forbearance Period. The Agent and the Lenders are willing to grant such an extension on the terms and subject to the conditions and provisions of this Amendment.

AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.         Amendment to Section 2.2 - Forbearance. Section 2.2 of the Forbearance Agreement is hereby amended by deleting the date "January 1, 2002" in clause (a) of the second sentence thereof and replacing it with "February 1, 2002".

          2.          Representations and Warranties. Each Borrower and Guarantor hereby restates and reconfirms all representations, warranties and covenants set forth in the Forbearance Agreement as of the date of this Amendment.

          3.         No Impairment of Lien. Nothing in this Amendment shall alter or impair the lien priority of the lien granted under any of the Security Documents. Any assertion by the Borrowers, the Guarantor, any junior lienholder (if any) on the Collateral, or any other party that the execution and delivery of this Amendment or the consummation of the transactions contemplated herein have altered or impaired the Agent's lien priority shall, at the Agent's option, render this Amendment null and void and entitle the Agent to immediately exercise its rights and remedies under the Security Documents.

          4.          Defaults Not Cured. The Agent's and Lenders' entering into this Amendment shall not in any way be considered to be a cure of the Borrowers' or the Guarantor's defaults under the Financing Documents or a discharge or novation with respect to the Notes. Neither this Amendment nor the receipt and application of payments by the Agent and the Lenders shall constitute a waiver by the Agent or the Lenders of their rights to foreclose on the Collateral or otherwise to exercise any of the other rights and remedies provided in the Financing Documents at any time or from time to time after expiration of the Forbearance Period, nor shall any provision contained in this Amendment or the receipt and application of any payments result in the Agent or Lenders being estopped from exercising such rights or remedies after expiration of the Forbearance Period. If the Borrowers or the Guarantor fail in any way fully and completely to perform their obligations under the terms of this Amendment, the Agent shall be entitled to proceed immediately to obtain the appointment of a receiver for any or all of the Collateral and pursue any and all other rights and remedies it may have under this Amendment, the Forbearance Agreement, the Financing Documents, applicable law, or otherwise.

          5.         No Modification. This Amendment does not constitute a novation as to any of the Financing Documents or the Forbearance Agreement and does not modify, alter, amend, or in any way affect the terms and conditions of the Financing Documents, the Forbearance Agreement or any of them except as expressly and specifically stated herein.

          6.          Other Obligations. Subject to the amendment to the Forbearance Agreement expressly provided for in this Amendment, nothing contained in this Amendment will in any manner whatsoever alter, impair or affect the obligations of the Borrowers or the Guarantor, or relieve the Borrowers or the Guarantor of any of their obligations to make payments and perform all of their other obligations required under the Financing Documents and the Forbearance Agreement.

          7.         Successors and Assigns Bound. This Amendment shall be binding upon the Borrowers, the Guarantor, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of, and may be enforced by the Agent and the Lenders and their successors, transferees and assigns. The Borrowers and the Guarantor shall not assign any of their rights and obligations under this Amendment without the prior written consent of the Agent.

          8.         No Third-Party Beneficiaries. This Amendment is intended solely for the benefit of the Borrowers, the Guarantor, the Lenders and the Agent and their respective successors and permitted assigns, and no third party shall have any rights or interest in any provision of this Amendment, the other Financing Documents or the Forbearance Agreement.

          9.         Amendment and Waiver. No amendment to this Amendment will be valid unless it is made in writing and executed by the parties to this Amendment. No specific waiver or forbearance for any breach of any of the terms of this Amendment shall be considered as a general waiver of that or any other term of this Amendment.

          10.         Entire Agreement. This Amendment contains the complete and entire understanding of the parties. If any provision of this Amendment is in conflict with any provision of any of the Financing Documents or the Forbearance Agreement, the provision contained in this Amendment will control.

          11         Severability. The invalidity, illegality, or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment, all of which shall remain in full force and effect.

          12.          Time Is of the Essence. Time is of the essence under this Amendment and every term, covenant, and obligation contained herein.

          13.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

          14.          Effectiveness. This Amendment will not become effective until it has been executed by all parties hereto.

          15.         Counterparts; Faxed Signatures. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart. All such counterparts will constitute one and the same agreement. Delivery of a signed copy of this Amendment, or of the signature page of this Amendment, by facsimile transmission will be as effective as of delivery of an originally executed counterpart hereof.

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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

BORROWERS:	ALS HOLDINGS, INC.

By: /s/ Kristen A. Ferge
Name: Kristen A. Ferge
Title: Vice President

ALS WISCONSIN HOLDINGS, INC.

By: /s/ Kristen A. Ferge
Name: Kristen A. Ferge
Title: Vice President

GUARANTOR:	ALTERRA HEALTHCARE CORPORATION

By: /s/ Kristen A. Ferge
Name: Kristen A. Ferge
Title: Vice President

AGENT AND LENDERS:	WASHINGTON MUTUAL BANK, FA, as the Agent and as a Lender

By: /s/ Herbert F. Fox
Name: Herbert F. Fox
Title: First Vice President

FIRSTAR BANK MILWAUKEE, N.A.

By: /s/ Dale L. Welke
Name: Dale L. Welke
Title: Vice President

AMSOUTH BANK

By: /s/ Carl Ferris
Name: Carl Ferris
Title: Vice President

(Signature Page of Amendment No. 1 to Forbearance and Cash Collateral Agreement)